Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-199966
Dated June 9, 2015

J. P. Morganlnvestable Indices

Home _. Indices _. Index Summary

Or.timax Market-Neutral

Asset, Class: [][] Region:

commodity Multi Region

JPMorgan Optimax Market-Neutral Index: Jun 0 7 20 14 to Jun os 2 0 15

GRAPHIC OMMITTED

Index Level Data              Risk Measures
---------------- ------------ ---------------- ------
         Level        Date
------- -------- ------------ ================ ------
Current 95.89    04-Jun -2015  Volatility       5.84%
High    105.21   12-Jan-2015  Sharpe Ratio      -1.27
Low     95.45    18-May-2015  Maximum Drawdown -9.28%
Start   103.49   06-J un-2014
End     95.89    04-Jun -2015

Return Statistics             Return
====================== ====== ==================== =======
Annualized Return      -7.38% Daily Return         -0.47%
Average Monthly Return -0.59% Month to Date Return -0.95%
                              Year To Date Return   []7.4%
                              3 Month Return       -0.24%
                              1Year Return         -7.79%
                              3 Year Return        -2.77%
                              5 Year Return        7.26%

Monthly Return (%)

      Jan   Feb  Mar   Apr  May    Jun   Jul
==== ----- ----- ==== ----- ===== ----- -----
2014                              -0.44 -0.28
2015 -0.54 -5.92 1.24 -0.84 -0.48 -0.95

Aug   Sep  Oct   Nov  Dec  Year
----- ---- ----- ---- ==== -----
-0.71 1.23 -1.81 1.22 0.31 -0.84
                            -7.4

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Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio:

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The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

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The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index has a limited operating history. Past performance should not be considered indicative of future performance. The levels of the Index incorporate the deduction of a fee of 0.96% per annum that accrues daily. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. The synthetic investment strategy on which the index is based may not be successful, may not outperform any alternative strategy or achieve its volatility cap of 5%. Commodity futures contracts underlying the constituents are subject to uncertain legal and regulatory regimes. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. If a negative weighting is assigned to a constituents, signifying a short position relative to such constituent, there is unlimited loss exposure to such constituent and such exposure may result in a significant drop in the level of the Index. The mathematical model used to rebalance the Index does not consider the skew of the distribution of potential returns (the extent to which the distributions of possible returns is asymmetric around the mean) or the level of kurtosis in the distribution of possible returns (the size of the ?tails?). Higher or lower future prices of the commodity futures contracts underlying the constituents, relative to their current prices, may affect the value of the Index. The sum of the weights for the constituents may not be equal to zero at all times. The performance of the constituents may offset each other. The Index is not representative of a pure commodities allocation and is not designed to replicate or track commodities markets, the S&P GSCI or any or all of the sub-indices of the S&P GSCI. A decision by an exchange on which the futures contracts underlying the Index are traded to increase margin requirements may affect the level of the Index. Suspension or disruptions of market trading in the commodity markets and related futures markets may adversely affect the level of the Index. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any

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Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

dealer participating in the particular offeri ng will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll[] free 866[]535[]9248.

Use of Simulated Returms

Back-testing and other satistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circu mstances to estimate how it may have performed prior to its actual existence. The results obtained from such ' back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the products linked to he
Index will operate or would have operated in the

past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neit her an indicator nor guarant[]ee of future returns. Actual results will vary, perhaps materially, from the simulated retu rns presented in this website.

IRS Ci rcular 230 Oisclosure

We and our affiliat es do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters add ress herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suita ble for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J. P. Morganlnvestable Indices

Summary

Export Current Statistics

J. P. Morgan ETF Efficiente DS 5 Index: Jun 09 2014 to Jun 07 2015

GRAPHIC OMMITTED

Index Level Data
---------------- ------------
         Level        Date
------- -------- ------------
Current 225.18   05-J un-2015
High    239.04   26-Jan-2015
Low     220.67   02-0ct-2014
Start   225.85   09-Jun-2014
End     225.18   05-J un-2015

Risk Measures
================ =====
Volatility       5.79%
Sharpe Ratio     -0.05
Maximum Drawdown -5.8%

Return Statistics
====================== ======
Annualized Return      -0.3%
Average Monthly Return -0.01%

Return
==================== ========
Daily Return         -0.35%
Month to Date Return -0.94%
Year To Date Return   -3.1o/o
3 Month Return       -2.52%
1Year Return         -0.67%
3 Year Return        9.78%
5 Year Return        29.35%

Monthly Return (o/o)
-------------------- ----- ----- ----- ----- ----- -----
         Jan         Feb   Mar   Apr   May   Jun    Jul
-------- ----------- ----- ----- ----- ----- ----- -----
    2014                                     0.69  -1.14
    2015 2.47        -1.26 -0.14 -2.56 -0.64 -1.06

Aug  Sep  Oct  Nov  Dec  Year
---- ---- ---- ---- ---- -----
2.11 -3.5 2.43 2.24 0.28 6.51
                         -3.21

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final colu mn reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future retu rns.

[][] [] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Sele[]cted Start
Date".

Index l evel Data

Current:

Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selecte (l, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High Leve l may be a hypothetical, historical level and not an actual level of the Index. There is no ;guarantee that the Index will achieve the High Level in the future. l ow:
low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occu rs indicated
under the ' Date" column next to the Low level. The l ow level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:

Start refers to the closing level of the index on the first trading day of the time period indicated. End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative retu rns. The volati lity calculations include hypothetical, historical back[]tested information that has inherent limitations. No representation is made that in the future the Index will have t he Volatility shown. Actual annualized Volatility may vary materially from the anal ysis implied in this hypothetical, historical calculation.

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Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

printed by FullShot at 8:02:20 PM on 6/08/15

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Oisdosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters add ress herein or for the purpose of avoiding U.S. tax[] related penalties. Investment suitability must be d etermined individually for each investor, and the financial instruments described herein may not be suitable for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regu latory or tax advice. Investors should consult witho their own advisors as to these matters.

J. P. Morganlnvestable Indices

GRAPHIC OMMITTED

JPMorgan ETF Efficiente 5 Index: Jun 07 2014 to Jun 05 2015

Index Level Data
---------------- -----------
         Level         Date
------- -------- -----------
Current 127.68   05-Jun-2015
High    133.42   20-Mar-2015
Low     122.47   02-0ct-2014
Start   124.54   06-Jun-2014
End     127.68   05-Jun-2015

Risk Measures
================ =====
Volatility       5.92%
Sharpe Ratio      0.49
Maximum Drawdown -4.3%

Return Statistics
====================== =====
Annualized Return      2.53%
Average Monthly Return 0.23%

Return
==================== =======
Daily Return         -0.34%
Month to Date Return -0.98%
Year To Date Return  -1.18%
3 Montht;eturn       -2.52%
1Year Return         2.81o/o
3 Year Return        15.14%
5 Year Return        35.9%

Monthly Return (o/o)

     Jan   Feb  Mar   Apr  May    Jun  Jul
---- ---- ----- ---- ----- ----- ----- ----
2014                             0.72  -0.7
2015 2.85 -0.75 0.17 -2.04 -0.36 -0.98

Aug   Sep  Oct  Nov Dec  Year
---- ----- ---- --- ---- -----
2.96 -3.84 2.87 1.7 0.53 7.21
                         -1.18

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Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio:

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The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

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The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on October 29, 2010 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The Index Levels incorporate the daily deduction of a fee of 0.50% per annum. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy, or may not achieve its target volatility of 5%. Correlation of performances among the basket constituents composing the Index may reduce the performance of the Index. Performances among the basket constituents composing the Index from time to time (the 'Basket Constituents') may become highly correlated from time to time during the term of your investment. High correlation during periods of negative returns among Basket Constituents representing any one sector or asset type that have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Basket Constituents and sectors. The Index may be partially uninvested, which could result in a portion or most of the Index reflecting no return. Changes in the value of the Basket Constituents may offset each other. An investment linked to the Index is subject to risks associated with non-U.S. securities markets, such as emerging markets and currency exchange risk. J.P. Morgan Securities LLC., one of our affiliates, is the sponsor of the JPMorgan Cash Index USD 3 Month and of the index that underlies the iShares JPMorgan USD Emerging Markets Bond Fund. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if

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you so request by calling toll-free 866[]535[]9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circu mstances to estimate how it may have performed prior to its actual existence. The results obtained from such 'back-testing" information sho uld not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrum ent or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the products linked to the
Index will operate or would have oper ated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations.
Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accord ingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J. P. Morganlnvestable Indices

GRAPHIC OMMITTED

JPMorgan Efficiente (USD) Index: Jun 07 2014 to Jun os 2015

GRAPHIC OMMITTED

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
Current 124.04   04 -Jun-2015
High    129.11   20-Jun-2014
Low     120.14   16-0ct-2014
Start   128.38   06-Jun-2014
End     124.04   04 -Jun-2015

Risk Measures
================ ======
Volatility       6.49%
Sharpe Ratio      -0.52
Maximum Drawdown -6.95%

Return Statistics
====================== ======
Annualized Return       -3.4%
Average Monthly Return -0.26%

Return
==================== =======
Daily Return         -0.45%
Month to Date Return  -1.17%
Year To Date Return  -0.19%
3 Month Return       -0.78%
1Year Return         -2.77%
3 Year Return        21.31%
5 Year Return        23.66%

Monthly Return (%)

     Jan  Feb  Mar  Apr  May   Jun    Jul
---- ---- ---- ---- ---- ----- ----- -----
2014                           0.9   -1.44
2015 0.13 0.74 0.11 0.15 -0.14 -1.17

Aug  Sep   Oct  Nov   Dec  Year
---- ----- ---- ---- ----- -----
1.05 -4.13 1.38 0.47 -0.65 4.46
                           -0.19

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Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio:

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The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

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3 Year Return:

The 3 Year Return is the trailing retJrn of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized!. The 3 Year
Return may be based on hypothetical, historical Index levels and not actual
Index levels. There is no guarantee that the Index will achieve the 3 Year
Return in the future. Past performance is not indicative of future retu rns.

5Y Ret urn:

The 5 Year Return is the trailing retJrn of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's dale or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There i no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be

amended, superseded and replaced in its entirety by a subseQuent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall

govern.

Investments in products linked to an Index reQuire investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic
conseQuences of such transaction in relation to their particular circumstances.
This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All

information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgar' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more

complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, J.P. Morgan, any agent, or any

dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so reQuest by calling toll[]free 856[]535[]9248.

Use of Simulated Returns

Back[]testing and other statistical aralysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such 'back[]testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back[]tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back[]tested, historical levels have inherent limitations. Alternative simulations, techniQues, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back[]tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Ci rcular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by a nyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S.tax[]related penalties.
Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

J.P. MorganInvestable Indices

Home → Indices → Index Summary

J.P. Morgan Efficiente Plus DS 5 Index (Net ER)

Asset Class:	Region:	Currency:	Bloomberg ID:
Multi Asset	Multi Region	USD	EFPLUS5D Ind

Summary

Start Date End Date
09-Jun-2007-Jun-20

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Export Current Statistics

Export Complete Index History

J.P. Morgan Efficiente Plus DS 5 Index (Net ER): Jun 09 2014 to Jun 07 2015


165
162.5
160
157.5
155
152.5
Index Level
Jul 2014
Aug 2014
Sep 2014
Oct 2014
Nov 2014
Dec 2014
Jan 2015
Feb 2015
Mar 2015
Apr 2015
May 2015
Jun 2015
Level Date

J. P. Morganlnvestable Indices

Index Level Data
---------------- -----------
         Level        Date
------- -------- -----------
Current 156.91   04-Jun-2015
High    163.62   02-Feb-2015
Low     153.06   11-Jun-2014
Start   153.38   09-Jun-2014
End     156.91   04- Jun-2015

Risk Measures
=====================
------------------------
 Volatility        5.41%
 Sharpe Ratio       0.43
 Maximum Drawdown -4.48%

Return Statistics
====================== =====
Annualized Return      2.33%
Average Monthly Return 0.19%

Return
==================== ======
Daily Return         -0.14%
Month to Date Return -0.65%
Year To Date Return   -1.4%
3 Month Return       -1.37%
1Year Return          2.12%
3 Year Return        14.61%
5 Year Return        35.12%

Monthly Return (%)

     Jan   Feb   Mar  Apr   May    Jun
---- ---- ----- ----- ----- ----- -----
2014                              2.14
2015 2.65 -0.75 -0.07 -1.96 -0.57 -0.65

 Jul  Aug   Sep  Oct  Nov  Dec Year
----- ---- ----- ---- ---- --- ----
-0.76 2.67 -2.69 1.15 1.23 0.3 7.79
                               -1.4

Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immediately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.